Exhibit 10.4

FORM OF DIRECTOR RESTRICTED SHARE UNIT AWARD AGREEMENT

UNDER THE NEW FORTRESS ENERGY LLC

2019 OMNIBUS INCENTIVE PLAN

This Restricted Share Unit Award Agreement (this “Agreement”), effective as of the date set forth on Schedule A hereto (the “Grant Date”), is made by and between New Fortress Energy LLC, a Delaware limited liability company (together with any of its successors or assigns, the “Company”), and the participant identified on Schedule A hereto (the “Participant”). Any capitalized term that is used but not otherwise defined in this Agreement shall have the meaning assigned to such term in the New Fortress Energy LLC 2019 Omnibus Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which the Company may grant equity awards relating to Class A shares of the Company (the “Shares”) to certain individuals, including the Participant; and

WHEREAS, the Company has determined that it is in the best interests of the Company and its members to make a grant of Restricted Share Units relating to Shares (the “Award Shares”) to the Participant, subject to all of the terms and conditions of the Plan and this Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.         Grant of Award Shares.

(a)       Subject to the terms and conditions hereof, the Company hereby awards to the Participant the number of Award Shares set forth on Schedule A hereto, and the Participant hereby accepts the award of such Award Shares from the Company.

(b)      Each Award Share that becomes vested hereunder represents the right to receive one Share on the applicable settlement date set forth in Section 3(c) hereof.

2.         Restrictions; Forfeiture. The Award Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated except as provided in Section 18 of the Plan until these restrictions are removed or expire and Shares are issued to the Participant as described in Section 3 of this Agreement. The Restricted Share Units are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”).

3.         Vesting and Settlement of Award Shares.

(a)       Normal Vesting. The Award Shares shall vest and the Forfeiture Restrictions shall lapse on the dates and in the amounts set forth on Schedule A hereto (each date, a “Vesting Date”), so long as the Participant remains a service provider to the Company or any of its Affiliates (such service, “Service”) as of the applicable Vesting Date and has not given or received notice of the termination of such Service as of the applicable Vesting Date. Except as provided in Section 3(b) or Section 13 of the Plan, upon the termination of the Participant’s Service, unvested Award Shares shall be forfeited and no Shares shall be delivered pursuant to Section 3(c) with respect to such forfeited Award Shares.

(b)       Accelerated Vesting. Notwithstanding anything set forth in Section 3(a) hereof, if (i) the Participant’s Service is terminated on or after the first anniversary of the Grant Date and prior to the final Vesting Date due to the Participant’s death or Disability and (ii) the Participant (or, in the case of the Participant’s death, the personal representative of the Participant’s estate) executes a release of claims in a form satisfactory to the Company and the revocation period with respect thereto expires within sixty (60) days following the termination date, then the Participant (or the Participant’s estate) shall vest in the RSUs that are scheduled to vest on the next Vesting Date and the Forfeiture Restrictions will lapse with respect to such RSUs.

(c)       Settlement of Award Shares. The restrictions on the Award Shares, including the Forfeiture Restrictions, will expire and the Shares underlying the Award Shares that vest in accordance with this Section 3 shall be delivered to the Participant as soon as practicable following the date on which they vest in accordance with Section 3(a) or (b), as applicable, but in no event later than March 15 of the year following the year in which such vesting occurs.

(d)       Rights as a Holder of Shares. Award Shares shall not have any voting rights or any other rights as a shareholder of the Company prior to the date Shares are issued in settlement of Award Shares and no distributions or dividends (or equivalent or related payments) shall be made or accrue in respect of any Award Shares prior to the date on which Shares are delivered following the vesting thereof.

4.       Modification; Severability. If any court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to not be fully enforceable, it is the intention and desire of the parties that the provision be fully enforced to the extent the court finds them enforceable and, if necessary, that the court modify any provisions of this Agreement to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent. To the extent that such provisions cannot be modified, it is the intention of the parties that the provisions be severable and that the invalidity of any one or more provisions of this Agreement shall not affect the legality, validity and enforceability of the remaining provisions of this Agreement.

5.         Compliance with Securities Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is, at the time of issuance, in effect with respect to the Shares or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT ISSUANCE OF SHARES UPON THE VESTING OF RESTRICTED SHARE UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

6.         No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company, any of its Affiliates or their respective shareholders to continue the Service of the Participant and shall not lessen or affect the right of the Company, any of its Affiliates or their respective shareholders to terminate the Service of the Participant.

7.         Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

8.         Governing Law; Submission to Jurisdiction. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware sitting in New Castle County, Delaware, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals from such courts.

9.       Tax Withholding. The Participant may be required, as a condition to the delivery of any Shares relating to the Award Shares, to pay to the Company, in cash, the amount of any applicable withholding taxes in respect thereof. The Company shall be entitled to take such other action as the Board deems necessary or appropriate to satisfy all obligations for the payment of such withholding taxes, including, solely in the Board’s discretion, the withholding of Shares with a maximum aggregate Fair Market Value equal to such amount of taxes required to be withheld, determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Award Shares granted hereunder, as determined by the Company.

10.       Award Subject to this Agreement and the Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read this Agreement and a copy of the Plan. The Award is subject to the Plan, as may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference. The Participant agrees to be bound by the terms and provisions of the Plan.

11.       Waivers and Amendments. The respective rights and obligations of the Company and the Participant under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) by the party or parties entitled to the benefit thereof pursuant to a written waiver executed by such party or parties. This Agreement may be amended only with the written consent of the Participant and a duly authorized representative of the Company.

12.       Certificates. All certificates, if any, evidencing Shares or other securities of the Company delivered under this Agreement shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under this Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed, and any applicable Federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.       Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify this Agreement under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to such applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Company, materially altering the intent of this Agreement or the Award, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and any such Award shall remain in full force and effect.

14.       Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

15.       Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.       Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17.       Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.

18.       Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have ceased providing services to the Company for purposes of any payments under this Agreement (including the delivery of Shares) which are subject to Section 409A of the Code until the Participant has incurred a “separation from service” within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement (including delivery of Shares) or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates during the six (6) month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

19.       Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

20.       Clawback. Notwithstanding any other provisions in this Agreement or the Plan, this Award is subject to recovery under any law, government regulation, stock exchange listing requirement or pursuant to any policy adopted by the Company, as approved by the Board, and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy adopted by the Company.

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SCHEDULE A

NEW FORTRESS ENERGY LLC
2019 OMNIBUS INCENTIVE PLAN

AWARD SHARE ACCEPTANCE FORM

Subject to the terms and conditions of the New Fortress Energy LLC 2019 Omnibus Incentive Plan (the “Plan”), the Service Restricted Share Unit Award Agreement (the “Agreement”) and this Award Share Acceptance Form (this “Acceptance Form”), the Company hereby awards to the Participant set forth below the number of Award Shares set forth below, which shall vest in full on the dates set forth below, subject to the Participant’s continued Service to the Company and the terms and conditions of the Plan and the Agreement.

Participant:	[NAME]
Number of Award Shares:	[_________]
Grant Date:	[_________]
Vesting Dates and Amounts:	[_________]

By executing this Acceptance Form, you hereby agree to accept the Award Shares set forth above and agree to be bound by the terms, conditions and provisions set forth in the Plan, the Agreement and this Acceptance Form.

ACCEPTED AND AGREED TO AS OF THE GRANT DATE:

PARTICIPANT

[NAME]

NEW FORTRESS ENERGY LLC

By:
Name:
Title: